Exhibit 21
List Of Subsidiaries

The following is a list of subsidiaries of AbbVie Inc. as of December 31, 2018.  AbbVie is not a subsidiary of any other corporation.  Where ownership of a subsidiary is less than 100% by AbbVie or an AbbVie subsidiary, such has been noted by an asterisk (*).

Domestic Subsidiaries	Incorporation

AbbVie Biopharmaceuticals LLC	Delaware

AbbVie Bioresearch Center Inc.	Delaware

AbbVie Biotech Ventures Inc.	Delaware

AbbVie Biotherapeutics Inc.	Delaware

AbbVie Endocrine Inc.	Delaware

AbbVie Endocrinology Inc.	Delaware

AbbVie Finance Corporation	Delaware

AbbVie Finance LLC	Delaware

AbbVie Holdings Inc.	Delaware

AbbVie Pharmaceuticals LLC	Delaware

AbbVie Products LLC	Georgia

AbbVie Purchasing LLC	Delaware

AbbVie Resources Inc.	Delaware

AbbVie Resources International Inc.	Delaware

AbbVie Respiratory LLC	Delaware

AbbVie Stemcentrx LLC	Delaware

AbbVie US Holdings LLC	Delaware

AbbVie US LLC	Delaware

AbbVie Ventures LLC	Delaware

Aeropharm Technology, LLC	Delaware

BioDisplay Technologies, Inc.	Illinois

Fremont Holding L.L.C.	Delaware

IEP Pharmaceutical Devices, LLC	Delaware

Knoll Pharmaceutical Company	New Jersey

KOS Pharmaceuticals, Inc.	Delaware

Life Properties Inc.	Delaware

Organics L.L.C.	Delaware

Pharmacyclics LLC	Delaware

Rowell Laboratories, Inc.	Minnesota

Sapphire Merger Sub, Inc.	Delaware

Suffolk Merger Sub, Inc.	Delaware

Unimed Pharmaceuticals, LLC	Delaware

Foreign Subsidiaries	Incorporation

AbbVie S.A.	Argentina

AbbVie Pty Ltd	Australia

AbbVie GmbH	Austria

AbbVie Bahamas Ltd.	Bahamas

AbbVie SA	Belgium

AbbVie Ltd	Bermuda

AbbVie Biotechnology Ltd	Bermuda

AbbVie Holdings Unlimited	Bermuda

AbbVie d.o.o.	Bosnia

AbbVie Farmacêutica Ltda.	Brazil

AbbVie Participações Ltda.	Brazil

AbbVie EOOD	Bulgaria

AbbVie Corporation	Canada

AbbVie Holdings Corporation	Canada

Pharmacyclics Cayman Ltd.	Cayman Islands

Stemcentrx Cayman Ltd.	Cayman Islands

AbbVie Productos Farmacéuticos Limitada	Chile

AbbVie Pharmaceutical Trading (Shanghai) Co., Ltd.	China

Pharmacyclics (Shanghai) Management Consulting Services Limited	China

AbbVie S.A.S.	Colombia

AbbVie d.o.o.	Croatia

AbbVie Limited	Cyprus

AbbVie s.r.o.	Czech Republic

AbbVie A/S	Denmark

AbbVie, S.R.L.	Dominican Republic

AbbVie L.L.C.	Egypt

AbbVie Oy	Finland

AbbVie SAS	France

AbbVie Holdings SAS	France

AbbVie Biotechnology GmbH	Germany

AbbVie Deutschland GmbH & Co. KG	Germany

AbbVie Komplementär GmbH	Germany

AbbVie Pharmaceuticals GmbH	Germany

AbbVie Real Estate Management GmbH	Germany

AbbVie (Gibraltar) Holdings Limited	Gibraltar

AbbVie (Gibraltar) Limited	Gibraltar

AbbVie Pharmaceuticals Societe Anonyme	Greece

AbbVie, S.A.	Guatemala

AbbVie Limited	Hong Kong

AbbVie Kft.	Hungary

AbbVie Ireland Holdings Limited	Ireland

AbbVie Ireland Unlimited Company	Ireland

AbbVie Limited	Ireland

AbbVie Manufacturing Management Limited	Ireland

Fournier Laboratories Ireland Ltd.	Ireland

Pharmacyclics (Europe) Limited	Ireland

AbbVie Biopharmaceuticals Ltd.	Israel

AbbVie S.r.l.	Italy

AbbVie GK	Japan

AbbVie Holdings KK	Japan

AbbVie UK Biopharmaceuticals Ltd	Jersey

AbbVie UK Ltd	Jersey

AbbVie Ltd	Korea, South

AbbVie SIA	Latvia

AbbVie UAB	Lithuania

AbbVie (Gibraltar) Holdings Limited Luxembourg S.C.S.	Luxembourg

AbbVie International S.à r.l.	Luxembourg

AbbVie Investments S.à r.l.	Luxembourg

AbbVie Overseas S.à r.l.	Luxembourg

AbbVie S.à r.l.	Luxembourg

AbbVie Sdn. Bhd.	Malaysia

AbbVie Farmacéuticos, S.A. de C.V.	Mexico

AbbVie B.V.	Netherlands

AbbVie Central Finance B.V.	Netherlands

AbbVie Finance B.V.	Netherlands

AbbVie Ireland NL B.V.	Netherlands

AbbVie Japan Holdings B.V.	Netherlands

AbbVie Logistics B.V.	Netherlands

AbbVie Nederland Holdings B.V.	Netherlands

AbbVie Pharmaceuticals B.V.	Netherlands

AbbVie Research B.V.	Netherlands

AbbVie Venezuela B.V.	Netherlands

AbbVie Venezuela Holdings B.V.	Netherlands

AbbVie Limited	New Zealand

AbbVie AS	Norway

AbbVie, S. de R.L.	Panama

AbbVie Polska Sp. z o.o.	Poland

AbbVie Sp. z o.o.	Poland

AbbVie, L.da	Portugal

AbbVie Promoção, L.da	Portugal

AbbVie Corp	Puerto Rico

Knoll LLC	Puerto Rico

S.C. AbbVie S.R.L.	Romania

AbbVie Trading S.R.L.	Romania

AbbVie Limited Liability Company	Russia

AbbVie Operations Singapore Pte. Ltd.	Singapore

AbbVie Pte. Ltd.	Singapore

AbbVie Holdings s.r.o.	Slovakia

AbbVie s.r.o.	Slovakia

AbbVie Biofarmacevtska družba d.o.o.	Slovenia

AbbVie (Pty) Ltd.	South Africa

AbbVie Spain, S.L.	Spain

Fundación AbbVie	Spain

AbbVie AB	Sweden

AbbVie AG	Switzerland

AbbVie Biopharmaceuticals GmbH	Switzerland

Pharmacyclics Switzerland GmbH	Switzerland

AbbVie Ltd.	Thailand

AbbVie Sarl	Tunisia

AbbVie Tıbbi İlaçlar Sanayi ve Ticaret Limited Şirketi	Turkey

AbbVie Australasia Holdings Limited	United Kingdom

AbbVie Biotherapeutics Limited	United Kingdom

AbbVie Investments Limited	United Kingdom

AbbVie Ltd	United Kingdom

AbbVie Trustee Company Limited	United Kingdom

AbbVie UK Holdco Limited	United Kingdom

AbbVie S.A.	Uruguay

AbbVie Pharmaceuticals SCA.	Venezuela